                                                                    EXHIBIT 11.1

                       Splash Technology Holdings, Inc.

                        COMPUTATION OF LOSS PER SHARE(1)
                    (in thousands, except per share amounts)

                                                          Five months
                                                             ended
                                                         -------------
                                                         June 30, 1996
                                                         -------------
Weighted average common shares
 outstanding for the period                                           0

Common equivalent shares pursuant
 to Staff Accounting Bulletin No. 83(2)

       Common equivalent shares deemed
        outstanding from options to
        acquire common stock deemed
        converted using Modified Treasury
        Stock Method                                      830

       Common equivalent shares outstanding
        from conversion of preferred stock              1,741

       Common stock issued                              7,009

Number of shares used in computing
                                                                -------
 Net loss per share                                               9,580
                                                                =======

Net loss                                                        (11,579)
Cumulative dividends accreted on preferred stock                   (365)
                                                                -------
Adjusted net loss                                               (11,944)
                                                                =======

Net loss per share                                               $(1.25)
                                                                =======

________________________
(1) This exhibit presents the primary and fully diluted computations of income and loss per share. There is no difference in the per-share amounts when applying either method.

(2) Common shares issued by the Company during the twelve months immediately proceeding the initial public offering date plus the number of common equivalent shares which were issued during the same period pursuant to the grant of stock options (using the treasury stock method and proposed offering price) have been included in the calculation of common equivalent shares pursuant to Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83.